                       Consent of Independent Accountants

         We consent to the inclusion in this post-effective amendment to the registration statement on Form S-1 of SFX Entertainment, Inc. (File No. 333-57511) of our report dated June 25, 1997, on our audits of the consolidated financial statements of ProServ, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP


Mclean, Virginia
February 3, 1999

                                                                   Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-57511) of SFX Entertainment, Inc. of our report dated December 12, 1996, relating to the financial statements of Pavilion Partners, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



 /s/ PricewaterhouseCoopers LLP
-----------------------------------
    PricewaterhouseCoopers LLP

Houston, Texas
February 3, 1999